Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NXP Semiconductors N.V.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-203935) and Form S-8 (No. 333-131448, No. 333-137692, No. 333-131157, No. 333-150423, No. 333-148177, No. 333-148841, No. 333-148556, No. 333-166246, No. 333-173184, No. 333-174649, No. 333-188104, No. 333-197445, No. 333-210048, and No. 333-203575) of QUALCOMM Incorporated of our report dated March 3, 2017, with respect to the consolidated balance sheets of NXP Semiconductors N.V. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report is incorporated by reference in the Form 8-K of QUALCOMM Incorporated dated May 19, 2017, and to the reference to our firm under the heading “Experts” in the prospectus filed by QUALCOMM Incorporated on May 19, 2017 pursuant to Rule 424(b)(2).

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

May 19, 2017